Exhibit 10.5

WHOLESALE SALES & MARKETING AGREEMENT

THIS AGREEMENT (“Agreement”) is entered into this 3rd day of March, 2003 and replaces in their entirety the License Agreement dated September 10, 2002 and the Amendment to License Agreement dated November 5, 2002 by and between Two Dog Net, Inc., a California corporation (“Seller”) and The Children’s Internet, Inc., a Nevada corporation (“Buyer”).  Seller and Buyer shall sometimes be referred to individually as the “Party” or collectively as the “Parties.”

RECITALS

A.

Seller is the owner of all right, title, and interest in and to children’s oriented material and programming disseminated over the global computer network and a secured Internet service currently being used and sold as The Children’s Internet® including but not limited to a search engine, browser, secure e-mail system, education and entertainment portals, and all its proprietary characters and content, web pages, and home rooms (the “Product”);

B.

Seller is the owner of all right, title, and interest in and to the trademark “Children’s Internet” (the “Registered Mark”);

C.

Seller is an authorized re-seller of wholesale Internet dial-up service from Qwest Communications, Inc. (the “Wholesale Dial-Up Service”); and

D.

Buyer desires to have, in accordance with the terms and conditions of this Agreement, the exclusive sales and marketing rights to use the Registered Mark and Product and the non-exclusive right to be a re-seller of the Wholesale Dial-Up Service all as more fully set forth below.

NOW THEREFORE, in consideration of the foregoing Recitals which are incorporated into the operative provisions of this Agreement by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.  GRANT OF RIGHTS

1.01

Grant of Exclusive Sales and Marketing Rights.  The Seller grants to the Buyer an exclusive right to market, sell and distribute the Product and use the Registered Mark in marketing, selling, and distributing the Product.

1.02

Grants of Nonexclusive Reseller Rights.  The Seller grants to the buyer a non-exclusive right to market, sell, and distribute the Wholesale Dial-Up Service in accordance with the terms and conditions of the Parties’ Services Agreement, a copy of which is attached hereto and incorporated herein by this reference.

1.03

Prohibition on Resale by Buyer.  Buyer may not resell any rights granted pursuant to this Agreement without Seller’s prior written consent.  Any resale agreement granted in violation of this provision shall be void.  Nothing in this paragraph will bar Buyer from engaging sales agents for the sales, marketing and distribution of the Product or the Wholesale Dial-Up Service.

1.04

Reservation of Rights.  Seller expressly reserves all rights other than those being conveyed or granted in this Agreement.

1.05

Territory.  The rights granted to Buyer are worldwide.

1.06

Term.  This Agreement shall commence on March 3, 2003 (the “Effective Date”) and shall extend for a period of five years (the “Initial Term”).  Following the Initial Term, this Agreement shall be renewed automatically in five year terms (collectively with the Initial Term, the “Term”), with no further action of the Parties necessary, unless either Party terminates by written notice to the other no less than one year before the end of any Term.

ARTICLE 2.  COMPENSATION

2.01

Per User Charge.  Buyer agrees to pay Seller a Per User Charge of $3.00 per month for each User accessing the Product and a Per User Charge of $3.79 per month for each User accessing the Wholesale Dial-Up Service.  The Per User Charge for Wholesale Dial-Up Service includes up to 150 hours of usage per User per month.  For each hour of usage in excess of 150 hours per User in a given month, Buyer shall be charged $0.75 per hour.  All Per User Charges provided for under this Agreement shall accrue when the respective items are billed or paid for, whichever occurs first.

2.02

Product Management. At all times during the Term of this Agreement, Seller is responsible for the management and maintenance of the hardware and the network, including without limitation capacity and network planning, managing customer volume, maintenance and upgrades of the Product and its functionality and any changes thereto (collectively, “Product Management”).  Seller further agrees to immediately notify Buyer in the event Seller knows or has reason to know of any Product Management related issues that may affect the Product.

2.03

Payments and Statements to Seller.  Within 30 days after the end of each month, an accurate statement of monthly usage activity along with any Per User Charge payments due to Seller shall be provided by Buyer to Seller.  The acceptance by Seller of any of the statements furnished or user fees paid shall not preclude Seller from questioning the correctness of any payments or statements at any time.

2.04

Audit.  Buyer shall keep accurate books of account and records covering all transactions relating to the rights granted in this Agreement, and Seller or its duly authorized representatives shall have the right, upon five days’ prior written notice, and during normal business hours, to inspect and audit Buyer’s records relating to the Product and Registered Mark.  Seller shall bear the cost of such inspection and audit, unless the results indicate an underpayment greater than $1,000 for any six-month period.  In that case, Buyer shall promptly reimburse Seller for all costs of the audit along with the amount due with interest on such sums.  Interest shall accrue from the date the payment was originally due and the interest rate shall be 1.5% per month, or the maximum rate permitted by law, whichever is less.  All books of account and records shall be kept available for at least two years after the termination of this Agreement.

2.05

Late Payment.  Time is of the essence with respect to all payments to be made by Buyer under this Agreement.  If Buyer is late in any payment provided for in this Agreement, Buyer shall pay interest on the payment from the date due until paid at a rate of 1.5% per month, or the maximum rate permitted by law, whichever is less.

2.06

Termination Rights.  In the event: (i) Buyer breaches or defaults on any term, condition or covenant of this Agreement and such breach or default continues for a period of 60 days after the giving of written notice to Buyer by Seller, or (ii) any proceeding is commenced by or against Buyer in bankruptcy or in the event of appointment of a receiver or trustee or an assignment for the benefit of creditors, then Seller may avail itself of any and all remedies at law and/or in equity or otherwise and, without limitation, shall have the right to immediately terminate the rights granted by this Agreement by written notice to Buyer.

ARTICLE 3.  WARRANTIES AND INDEMNIFICATION

3.01

Seller Warranty.  Seller warrants that it has the power and authority to enter into this Agreement and has no knowledge as to any third party claims regarding the proprietary rights in the Product or Registered Mark which would interfere with the rights granted under this Agreement.

3.02

Seller Indemnification.  Seller shall indemnify Buyer and hold Buyer harmless from any damages and liabilities (including reasonable attorneys fees and costs), arising from: (a) any breach of Seller’s warranty as set forth in section 3.01; (b) any breach of Product warranties; (c) any alleged defects or failures to perform of the Product; and (d) any action taken or required to be taken but not taken by Seller, provided that such claim arises solely out of the Product or Registered Mark.  Buyer shall give Seller prompt written notice of any such claim.  Seller’s maximum liability to Buyer under this Agreement, regardless on what basis liability is asserted, shall in no event exceed the total amount paid to Seller under this Agreement.  Seller shall not be liable to Buyer for any incidental, consequential, punitive, or special damages.

3.03

Marketing.  Buyer warrants that it will use its best commercial efforts to market and promote sales of the Product and that its marketing shall be in conformance with all applicable laws and regulations, including but not limited to all intellectual property laws. Buyer shall have the right to use Seller’s 30-minute infomercial in connection with its marketing efforts, including the right to air the infomercial on television at Buyer’s own cost.  Seller further agrees that Buyer has the right to use Seller’s promotional website, www.childrensinternet.com, and Seller’s support materials, technical data, descriptions, marketing and advertising materials, and brochures in its best commercial efforts to market and sell the Product.  All costs associated with printing, duplicating and distributing such marketing and advertising materials are the responsibility of the Buyer.

3.04

Termination on Change of Control.  In the event that Buyer undergoes a Change of Control (as defined below) Seller may terminate this Agreement upon written notice to Buyer at any time after receiving notice of the Change of Control.  For purposes of this Agreement “Change of Control” shall mean the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the U.S. Securities Exchange Act of 1934) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

3.05

Buyer Indemnification.  Buyer shall indemnify Seller and hold Seller harmless from any damages and liabilities (including reasonable attorneys’ fees and costs): (a) arising from any breach of Buyer’s warranties; (b) any claims arising out of advertising or marketing of the Product.  Buyer’s maximum liability to Seller under this Agreement, regardless on what basis liability is asserted, shall in no event exceed the total amount paid to Seller under this Agreement.  Buyer shall not be liable to Seller for any incidental, consequential, punitive, or special damages.

ARTICLE 4.  OWNERSHIP AND PROTECTION OF INTELLECTUAL PROPERTY

4.01

Intellectual Property Protection.  Seller may, but is not obligated to seek, in its own name and at its own expense, appropriate further patent, trademark or copyright protection for its Product and Registered Mark in the U.S. or in any foreign country.  Seller makes no warranty with respect to the validity of any patent, trademark or copyright which may be granted.  Seller grants to Buyer the right to apply for patents on the Product provided that such patents shall be applied for in the name of Seller and rights granted to Buyer during the Term and according to the conditions of this Agreement.  Buyer shall have the right to deduct its reasonable out of pocket expenses for the preparation, filing and prosecution of any such U.S. patent application (but in no event more than $5,000) from future payments due Seller under this Agreement.  Buyer shall obtain Seller’s prior written consent before incurring expenses for any foreign patent application.

4.02

Compliance with Intellectual Property Laws.  The rights granted in this Agreement are conditioned on Buyer’s compliance with the provisions of the intellectual property laws of the United States and any foreign country in the Territory.  All promotional material shall bear appropriate proprietary notices.

4.03

Infringement Against Third Parties.  In the event that either Party learns of imitations or infringements of the Product or Registered Mark, that Party shall notify the other in writing of the infringements or imitations.  Seller shall have the right to commence lawsuits against third persons arising from infringement of the Product or Registered Mark.  In the event that Seller does not commence a lawsuit against an alleged infringer within 60 days of notification by Buyer, Buyer may commence a lawsuit against the third party.  Before filing suit, Buyer shall obtain the written consent of Seller to do so and such consent shall not be unreasonably withheld.  Seller will cooperate fully and in good faith with Buyer for the purpose of securing and preserving Buyer’s rights to the Product and Registered Mark.  Any recovery (including, but not limited to a judgment, settlement or licensing agreement included as a resolution of an infringement dispute) shall be divided equally between the Parties after deduction and payment of reasonable attorneys fees to the party bringing the lawsuit.

4.04

Confidentiality.  For purposes of this Agreement, “Confidential Information” shall mean any information belonging to a Party that is valuable to that Party and is not generally known in the industry in which it is engaged.   The Parties acknowledge that each may be furnished or have access to Confidential Information that relates to each other’s business.  The Parties agree to maintain the Confidential Information in strictest confidence for the sole and exclusive benefit of the other party and to restrict access to such Confidential Information to persons bound by this Agreement, only on a need to know basis or as required by law.  Neither party, without prior approval of the other, shall use or otherwise disclose to others, or permit the use by others of Confidential Information.

4.05

Ownership.  Buyer agrees that ownership of the Registered Mark, Product, and the goodwill relating thereto shall remain vested in Seller both during the Term of this Agreement and thereafter, and Buyer further agrees never to challenge, contest or question the validity of Seller’s ownership of the Product, Registered Mark or any registrations thereof by Seller.  Any logos, designs, symbols, marks, graphics, or artwork derived from the Registered Mark by Buyer or by a third party for Buyer shall be owned exclusively by Seller.  Buyer hereby assigns to Seller all right, title, and interest to any such derivative material.  To prevent the dilution of the Registered Mark, Buyer shall not adopt or use any mark which is confusingly similar to the Registered Mark, either during the Term or thereafter.

4.06

Quality Control.  Buyer agrees to comply with any requirements established by Seller concerning the style, design, display and use of the Registered Mark; to correctly use the registration symbol ® with every use of the Registered Mark; and to submit in advance of its use all advertising copy and internet copy to Seller for approval.  Buyer may not use the Registered Mark in any manner which would disparage or tarnish or dilute the distinctive quality of the Registered Mark or the reputation and goodwill embodied in the Registered Mark or which would reflect adversely on the Registered Mark or Seller, as determined by Seller in it reasonable discretion.

4.07

Effect of Termination. Upon termination or expiration of this Agreement, all Per User Charge obligations as established under section 2.01 shall immediately become due.  After the termination or expiration of this Agreement, all rights granted to Buyer under this Agreement shall terminate and revert to Seller, and Buyer will refrain from further copying, marketing, distribution, or use of any Product or Registered Mark.  Upon termination or expiration of this Agreement, Buyer shall immediately ship to Seller, without charge, all artwork and other materials used to reproduce the Registered Mark or derivative materials, and each Party shall return to the other any Confidential Information or materials containing Confidential Information of the other Party.

4.08

Survival. The obligations of Sections 3.02, 3.05, 4.04 and Article 5 shall survive any termination or expiration of this Agreement.

ARTICLE 5.  GENERAL PROVISIONS

5.01

Attorneys’ Fees and Expenses.  The prevailing Party shall have the right to collect from the other Party its reasonable costs and necessary disbursements and attorneys’ fees incurred in enforcing this Agreement.

5.02

Governing Law.  This Agreement shall be governed in accordance with the laws of the State of California.

5.03

Jurisdiction. The Parties consent to the exclusive jurisdiction and venue of the federal and state courts located in Alameda County, California in any action arising out of or relating to this Agreement.  The Parties waive any other venue to which either Party might be entitled by domicile or otherwise.

5.04

Waiver.  The failure to exercise any right provided in this Agreement shall not be a waiver of prior or subsequent rights.

5.05

Invalidity.  If any provision of this Agreement is invalid under applicable statute or rule of law, it is to be considered omitted and the remaining provisions of this Agreement shall in no way be affected.

5.06

Entire Understanding. This Agreement expresses the complete understanding of the Parties and supersedes all prior representations, agreements, and understandings, whether written or oral.  This Agreement may not be altered except by a written document signed by both Parties.

5.07

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

5.08

Notices.  Any notice or consent required to be given under this Agreement shall be in writing and shall be sent by first class certified or registered mail, return receipt requested, or by any return receipt express courier service.  Notice shall be deemed received on the date indicated on the return receipt.

If to Buyer:

The Children’s Internet, Inc.

2401 Crow Canyon Road, Suite 201

San Ramon, California 94583

If to Seller:

Two Dog Net, Inc.

1396 W. Herndon Ave, Suite 109

Fresno, California 93711

5.09

No Joint Venture.  Nothing contained in this Agreement shall be construed to place the Parties in the relationship of agent, employee, franchisee, officer, partner or joint venturer.

5.10

Assignability. Buyer may not assign or transfer its rights or obligations pursuant to this Agreement without the prior written consent of Seller.  Any assignment of transfer in violation of this section shall be void.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

BUYER:

The Children’s Internet, Inc., a Nevada corporation

/s/ Sholeh Hamedani

BY:  Sholeh Hamedani

ITS:  President and CEO

SELLER:

Two Dog Net, Inc., a California corporation

/s/ Nasser Hamedani

BY:  Nasser Hamedani

ITS:  Chairman of the Board

TWO DOG NET, INC.

SERVICES AGREEMENT

SIGNATURE PAGE

The undersigned parties have read and agree to the terms and conditions set forth in this Two Dog Net, Inc. Services Agreement (the “Agreement”) and the Service Exhibits attached hereto.

TWO DOG NET, INC

       Customer: THE CHILDREN’S INTERNET

By:  /s/ Larry Wheeler

By: /s/ Sholeh Hamedani

Name:

LARRY WHEELER

Name:

SHOLEH HAMEDANI

Title:

CHIEF TECHNICAL OFFICER

Title:

PRESIDENT

Date:

March 3, 2003

Date:

March 3, 2003

APPLICATION SERVICES

As of the Effective Date of the Agreement, the Services ordered by Customer are as follows:

[X]

Exhibit A

Dial up Service

[   ]

Exhibit B

24/7 Service

[   ]

Exhibit C

Billing Service

INITIAL TERM:

Customer selects the following as the initial term applicable to the Service(s):

[   ]

Twelve (12) Months

[   ]

Twenty-Four (24) Months

[X]

Thirty-Six (36) Months

NOTICE INFORMATION:

All Written notices provided pursuant to the Agreement shall be sent to the following:

To Two Dog Net

To The Children’s Internet

Two Dog Net, Inc.

The Children’s Internet

1396 W Herndon Ave, Suite 109

2401 Crow Canyon Road, Suite 201

Fresno, CA 93711

San Ramon, CA.  94583

FACSIMILE #: (559) 322-5421

FACSIMILE #: (925) 406-2366

DIAL UP SERVICE

EXHIBIT A

1.

THIS AGREEMENT IS MADE BY AND BETWEEN TWO DOG NET (“TDN”), AND THE CUSTOMER, THE CHILDREN’S INTERNET (“CUSTOMER”) ,  TDN WILL PROVIDE THE DIAL UP INTERNET ACCESS SERVICE (“SERVICE”) IN ACCORDANCE WITH THE SERVICE LEVEL AGREEMENT (“SLA”) ATTACHED HERETO AS ADDENDUM A, WHICH SLA IS MADE A PART OF THIS AGREEMENT.

2.

TEST SERVICE: EFFECTIVE DATE.  UPON FIVE (5) DAYS AFTER EXECUTION OF THIS AGREEMENT, CUSTOMER AGREES TO DELIVER TO TDN A COMPLETED CONVERSION INFORMATION FORM (“CIF”), ATTACHED HERETO AS ADDENDUM B, IN ORDER TO INITIATE RADIUS AND REALM TESTING (“TEST SERVICE”).  THIS AGREEMENT SHALL BE EFFECTIVE ON THE DATE THAT TDN DELIVERS WRITTEN NOTICE TO CUSTOMER CONFIRMING THAT THE TEST SERVICE WAS SUCCESSFULLY TESTED AND IS READ FOR CUSTOMER’S USE (“EFFECTIVE DATE”).  IN THE ABSENCE OF WRITTEN NOTICE AT ANY TIME FOLLOWING THE COMPLETION OF TEST PERIOD, TDN MAY TERMINATE THIS AGREEMENT WITHOUT FURTHER OBLIGATION.  AS USED HEREIN, “TEST PERIOD” SHALL REFER TO A THIRTY (30) DAY PERIOD COMMENCING ON THE DAY TDN EXECUTES THIS AGREEMENT FOLLOWING CUSTOMER’S EXECUTION.

3.

CUSTOMER SHALL PAY ALL APPLICABLE RATES AND CHARGES SET FOR ON ADDENDUM C HERETO WHICH A ADDENDUM IS MADE PART OF THIS AGREEMENT.  RECURRING MONTHLY CHARGES SHALL BE DUE AND PAYABLE ON THE 10TH DAY OF EACH MONTH WITHOUT INVOICE. NON-RECURRING CHARGES, IF ANY, SHALL BE INVOICED IN THE FIRST BILLING CYCLE FOLLOWING TDN’S PROVISION OF THE RELEVANT SERVICES.  NON-RECURRING CHARGES SHALL BE DUE UPON CUSTOMER'S RECEIPT OF INVOICE AND PAYABLE WITHIN TEN (10) DAYS OF THE INVOICE DATE.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 7 BELOW, ANY NOT PAID WITHIN SUCH PERIOD SHALL BEAR INTEREST AT THE LESSER OF (A) THE RATE OF ONE AND ONE-HALF PERCENT (1 ½%) PER MONTH, OR  (B) THE HIGHEST RATE PERMITTED BY APPLICABLE LAW.  IN ADDITION TO SUCH RATES AND CHARGES, CUSTOMER SHALL BE RESPONSIBLE FOR ALL TAXES AND FEES ASSESSED IN CONNECTION WITH THE SERVICE.  TDN RESERVES THE RIGHT TO MODIFY THE RATES AND CHARGES OR CERTAIN COMPONENTS OF THE SERVICE UPON NOT LESS THEN SIXTY (60) DAYS PRIOR WRITTEN NOTICE TO CUSTOMER, PROVIDED THAT TDN MAY REDUCE THE FORGOING NOTICE PERIOD AS NECESSARY, IF THE MODIFICATION IS BASED UPON A CHANGE IN LAW OR REGULATION.  TDN RESERVES THE RIGHT TO CONDITION PROVISION OF SERVICE ON CUSTOMER’S CREDITWORTHINESS AND REASONABLE ASSURANCE OF PAYMENT (E.G., A DEPOSIT).  AT ANY TIME DURING THE TERM, TDN MAY REQUIRE A DEPOSIT OR OTHER ACCEPTABLE FOR OF SECURITY IF IT REASONABLY DEEMS ITSELF INSECURE WITH RESPECT TO CUSTOMER’S ABILITY TO PAY (E.G., IF CUSTOMER HAS FAILED TO PAY AN INVOICE WHEN DUE, CUSTOMER HAS A CHANGE OF CONTROL, OR IF THERE IS A MATERIAL CHANGE IN CIRCUMSTANCES OF CUSTOMER’S ACTUAL OR ANTICIPATED USAGE HEREUNDER OR CUSTOMER’S FINANCIAL CONDITION).  IN ADDITION TO ITS TERMINATION RIGHTS UNDER SECTION 4, TDN MAY IMMEDIATELY AND WITHOUT NOTICE. SUSPEND THE SERVICES IF CUSTOMER FAILS TO COMPLY WITH THESE SECURITY OBLIGATIONS.  TO SECURE PAYMENT FOR SERVICES PROVIDED BY TDN, CUSTOMER HEREBY GRANTS TO TDN A SECURITY INTEREST AND CONTINUING LIEN UPON ALL OF CUSTOMER’S ACCOUNTS RECEIVABLE, ACCOUNTS (CUSTOMER BASE), NEGOTIABLE INSTRUMENTS, CONTRACT RIGHTS, GENERAL INTANGIBLES AND CHATTEL PAPER (EACH AS DEFINED IN THE UNIFORM COMMERCIAL CODE) IN WHICH CUSTOMER HAS ANY INTEREST NOW OWNED OR HEREAFTER ACQUIRED; AND THE PRODUCTS, PROCEEDS AND SUBSTITUTIONS OF ALL THE FOREGOING, INCLUDING BUT NOT LIMITED TO INSURANCE PROCEEDS (COLLECTIVELY, THE “COLLATERAL”).  CUSTOMER HEREBY APPOINTS TDN AS ITS ATTORNEY-IN-FACT TO SIGN ON ITS BEHALF ANY AND ALL FINANCING STATEMENTS AND CONTINUATION STATEMENTS AS TDN MAY REQUIRE FOR PURPOSES OF PERFECTING AND CONTINUING THE PERFECTION OF EACH SECURITY INTEREST IN THE COLLATERAL.  CUSTOMER IS SOLELY RESPONSIBLE FOR ALL BILLING AND COLLECTIONS AND/OR OTHER ISSUES WITH RESPECT TO ANY OF ITS CUSTOMERS, AND TDN SHALL HAVE NO LIABILITY IN CONNECTION THEREWITH.

4.

THE TERM OF THIS AGREEMENT SHALL COMMENCE ON THE EFFECTIVE DATE AND CONTINUE UNTIL EXPIRATION OF THE PERIOD SET FORTH IN ADDENDUM C HERETO (THE “TERM”).  UPON EXPIRATION OF THE TERM, THIS AGREEMENT SHALL AUTOMATICALLY RENEW UNDER THE SAME RATES, TERMS AND CONDITIONS AS SET FORTH IN ADDENDUM C.  IF CUSTOMER TERMINATES THE AGREEMENT OR ANY PORTION OF THE SERVICE PRIOR TO THE CONCLUSION OF ITS TERM, OR TDN TERMINATES THIS AGREEMENT OR ANY PORTION OF THE SERVICE IN ACCORDANCE WITH THIS SECTION 4, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 7 BELOW, CUSTOMER SHALL PAY FOR ALL ACCRUED AND UNPAID CHARGES FOR SERVICE PROVIDED THROUGH THE EFFECTIVE DATE OR SUCH CANCELLATION PLUS A CANCELLATION CHARGE OF FIFTY PERCENT (50%) OF THE BALANCE OF ANY APPLICABLE CHARGES (THEN IN EFFECT AT THE TIME OF CANCELLATION) THAT OTHERWISE WOULD HAVE BECOME DUE FOR THE UNEXPIRED PORTION OF THE TERM.  TDN MAY TERMINATE THIS AGREEMENT AND/OR CEASE OR SUSPEND THE PROVISION OF ALL OR ANY PART OF THE SERVICE UPON: (A) CUSTOMER’S FAILURE TO PAY ANY AMOUNT WHEN DUE HEREUNDER (AFTER TEN (10) DAYS PRIOR WRITTEN NOTICE OF SUCH FAILURE TO PAY); (B) THE FILLING OF A PETITION IN BANKRUPTCY BY OR AGAINST CUSTOMER; OR (C) ANY MATERIAL BREACH OF THE AGREEMENT INCLUDING BUT NOT LIMITED TO VIOLATION OF THE AUP (AS DEFINED IN SECTION 5).

5.

AS A QWEST WHOLESALE DIALUP PARTNER ALL USE OF THE SERVICE AND TDN’S NETWORK SHALL COMPLY WITH THE QWEST ACCEPTABLE USE POLICY (“AUP”), WHICH AUP IS POSTED ON QWEST’S WEB SITE AT HTTP://WWW.QWEST.COM/LEGAL/USAGEPOLICY.HTML AND WHICH IS MADE A PART OF THIS AGREEMENT.  QWEST RESERVES THE RIGHT TO AMEND THE AUP EFFECTIVE UPON POSTING TO THE WEB SITE OR OTHER NOTICE TO CUSTOMER.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION 7, BELOW, CUSTOMER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS QWEST AND TDN, ITS AFFILIATES, AND CONTRACTORS FROM ANY AND ALL CLAIMS, LIABILITIES, COST AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, ARISING FROM OR RELATED TO USE OF THE SERVICE BY CUSTOMER OR CUSTOMER’S USERS AND THE RESALE OF THE SERVICE, INCLUDING WITHOUT LIMITATION, CUSTOMER’S: (1) PROVISION OF, (2) TERMINATION OF, OR (3) FAILURE TO PROVIDE SERVICE TO CUSTOMER’S USERS.  FOR PURPOSES OF THIS AGREEMENT,”CUSTOMER’S USERS” SHALL REFER TO CUSTOMERS OF CUSTOMER OR ANY OTHER THIRD PARTIES WHO UTILIZE OR ACCESS THE SERVICE OF THE TDN NETWORK VIA CUSTOMER.

6.

CUSTOMER ASSUMES TOTAL RESPONSIBILITY FOR USE OF THE SERVICE AND ACCESSES THE INTERNET AT ITS OWN RISK.  TDN EXERCISES NO CONTROL OVER AND HAS NO RESPONSIBILITY WHATSOEVER FOR THE CONTENT ACCESSIBLE OR ACTIONS TAKEN ON THE INTERNET AND TDN EXPRESSLY DISCLAIMS AND RESPONSIBILITY FOR SUCH CONTENT OR ACTIONS.  EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THE SERVICE AND RELATED SOFTWARE PROVIDED BY TDN ARE PROVIDED WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BY NO LIMITED TO WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  NO ADVICE OR INFORMATION GIVEN BY TDN, ITS AFFILIATES OR ITS CONTRACTORS OR THEIR RESPECTIVE EMPLOYEES SHALL CREATE A WARRANTY.  THE SERVICE PROVIDED HEREIN ARE SUBJECT TO THE LIMITATIONS OF AND CHANGES TO THE PUBLIC SWITCHED TELEPHONE NETWORK AND ANY RELEVANT LEC, INCLUDING WITHOUT LIMITATION THE AVAILABILITY OF MODEM SPEEDS, LINES AND MODIFICATIONS, CHANGES, NAP SPLITS AND/OR DELETION OF ALL OR CERTAIN LOCAL DIAL UP ACCESS TELEPHONE NUMBERS.  TDN SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO ANY SUCH LIMITATIONS OR CHANGES.

7.

NEITHER PARTY, ITS AFFILIATES OR CONTRACTORS SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY LOST OR IMPUTED PROFITS OR REVENUES OR LOST DATA OR COSTS OF COVER ARISING FROM OR RELATED TO THE SERVICE OR THIS AGREEMENT, REGARDLESS OF THE LEGAL THEORY UNDER WHICH SUCH LIABILITY IS ASSERTED AND REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LIABILITY, LOSS OR DAMAGE.  CUSTOMER’S REMEDIES FOR ANY AND ALL CLAIMS RELATED TO THIS AGREEMENT AND TDN’S AGGREGATE LIABILITY HEREUNDER SHALL BE LIMITED TO THE REMEDIES SET FORTH IN THE SLA.

8.

NEITHER PARTY SHALL, WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY: (A) ISSUE ANY PRESS RELEASE OR MAKE ANY OTHER PUBLIC ANNOUNCEMENT REGARDING THIS AGREEMENT OR ANY RELATION BETWEEN CUSTOMER AND TDN; OR (B) USE THE NAME, TRADEMARKS OR OTHER PROPRIETARY IDENTIFYING SYMBOL OF THE OTHER PARTY OR ITS AFFILIATES.  SUCH CONSENT BY TDN MAY BE GIVEN ONLY BY TDN’S CORPORATE MANAGEMENT STAFF AND ANY PURPORTED CONSENT BY AND OTHER PERSON, INCLUDING ANY OF TDN SALES OR CUSTOMER SERVICE REPRESENTATIVE, IS VOID AND OF NO EFFECT.

9.

NEITHER PARTY SHALL, WITHOUT THE PRIOR WRITTEN CONSENT OF THE OTHER PARTY, DISCLOSE OR USE (EXCEPT AS EXPRESSLY PERMITTED BY, OR REQUIRED TO ACHIEVE THE PURPOSES OF, THIS AGREEMENT) THE CONFIDENTIAL INFORMATION OF THE OTHER PARTY, DURING THE TERM OF THIS AGREEMENT AND FOR ONE (1) YEAR FOLLOWING THE EXPIRATION OR TERMINATION HEREOF.  SUCH CONSENT BY TDN MAY BE GIVEN ONLY BY TDN’S CORPORATE LEGAL STAFF AND ANY PURPORTED CONSENT BY ANY OTHER PERSON, INCLUDING ANY TDN SALES OR CUSTOMER SERVICE REPRESENTATIVE, IS VOID AND OF NO EFFECT.  FOR PURPOSES OF THIS SECTION, CONFIDENTIAL INFORMATION SHALL INCLUDE, BUT NOT BE LIMITED TO, THE TERMS (INCLUDING PRICING) AND EXISTENCE OF THIS AGREEMENT; PROVIDED, HOWEVER, EITHER PARTY MAY DISCLOSE THE EXISTENCE OF THE AGREEMENT (BUT NONE OF ITS TERMS) AS MAY BE REASONABLE NECESSARY BY SUCH PARTY IN ORDER TO CONDUCT ITS BUSINESS.  EACH PARTY WILL TAKE REASONABLE PRECAUTIONS TO PROTECT THE OTHER PARTY’S CONFIDENTIAL INFORMATION, USING AT LEAST THE SAME STANDARD OF CARE AS IT USES TO MAINTAIN THE CONFIDENTIALITY OF ITS OWN CONFIDENTIAL INFORMATION.  THE RECEIVING PARTY MAY DISCLOSE CONFIDENTIAL INFORMATION IF REQUIRED BY A GOVERNMENTAL AGENCY, BY OPERATION OF LAW, OR IF NECESSARY IN ANY PROCEEDING TO ESTABLISH RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT, PROVIDED THAT THE RECEIVING PARTY GIVES THE DISCLOSING PARTY REASONABLE PRIOR WRITTEN NOTICE SUFFICIENT TO PERMIT THE DISCLOSING PARTY AN OPPORTUNITY TO CONTEST SUCH DISCLOSURE.  “CONFIDENTIAL INFORMATION” MEANS WRITTEN OR ELECTRONIC INFORMATION THAT IS EITHER: (A) MARKED AS CONFIDENTIAL AND/OR PROPRIETARY, OR WHICH IS ACCOMPANIED BY WRITTEN NOTICE THAT SUCH INFORMATION IS CONFIDENTIAL/PROPRIETARY, OR (B) NOT MARKED OR ACCOMPANIED BY NOTICE THAT IS CONFIDENTIAL/PROPRIETARY, BUT WHICH, IF DISCLOSED TO ANY THIRD PARTY, COULD REASONABLY AND FORESEEABLE CAUSE COMPETITIVE HARM TO THE OWNER OF SUCH INFORMATION.  CONFIDENTIAL INFORMATION SHALL NOT INCLUDE INFORMATION WHICH AS DEMONSTRATED BY THE RECEIVING PARTY: (A) IS IN THE PUBLIC DOMAIN OR OTHERWISE CEASES TO BE SECRET OR CONFIDENTIAL THROUGH NO BREACH OF THIS AGREEMENT BY THE RECEIVING PARTY; (B) IS ALREADY KNOWN OR IS INDEPENDENTLY DEVELOPED BY THE RECEIVING PARTY INDEPENDENT OF ANY DISCLOSURE BY THE DISCLOSING PARTY; OR (C) IS REVELED TO RECIPIENT BY A THIRD PARTY WHO DOES NOT THEREBY BREACH ANY OBLIGATION OF CONFIDENTIALITY AND WHO DISCLOSES SUCH INFORMATION IN GOOD FAITH.

10.

AT ALL TIMES DURING THE TERM OF THIS AGREEMENT, CUSTOMER IS SOLELY RESPONSIBLE FOR THE MANAGEMENT AND MAINTENANCE OF ITS NETWORK, INCLUDING WITHOUT LIMITATION CAPACITY AND NETWORK PLANNING, MANAGING ITS CUSTOMER VOLUME, TRAFFIC BURSTING PATTERNS, AND ANY CHANGES THERETO (COLLECTIVELY, “CUSTOMER PLANNING”).  CUSTOMER FURTHER AGREES TO IMMEDIATELY NOTIFY TDN IN THE EVENT CUSTOMER KNOWS OR HAS REASON TO KNOW OF ANY CUSTOMER PLANNING-RELATED ISSUES THAT MAY AFFECT THE SERVICE PROVIDED BY TDN.  AT ITS OWN EXPENSE, CUSTOMER SHALL PROVIDE TO TDN TEST ACCOUNTS AT ALL TIMES DURING THE TERM OF THIS AGREEMENT

11.

ANY DISPUTE ARISING OUT OF THIS AGREEMENT WHICH CANNOT BE RESOLVED BY THE PARTIES WILL BE SETTLED BY ARBITRATION, WHICH WILL BE CONDUCTED IN ACCORDANCE WITH THE JUDICIAL ARBITRATION AND MEDIATION SERVICES (“JAMS”) COMPREHENSIVE ARBITRATION RULES.  THE ARBITRATION WILL BE HELD IN THE SAN FRANCISCO BAY AREA CALIFORNIA.  THE ARBITRATOR HAS NO AUTHORITY TO AWARD ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS.  THE ARBITRATOR’S DECISION SHALL FOLLOW THE PLAIN MEANING OF THE AGREEMENT AND SHALL BE FINAL, BINDING, AND ENFORCEABLE IN COURT OF COMPETENT JURISDICTION.  IF EITHER PARTY FAILS TO COMPLY WITH THE DISPUTE RESOLUTION PROCESS SET FORTH HEREIN (INCLUDING WITHOUT LIMITATION, NON-PAYMENT OF AN ARBITRATION AWARD) AND A PARTY IS REQUIRED TO RESORT TO COURT PROCEEDINGS TO ENFORCE SUCH COMPLIANCE, THEN THE NON-COMPLYING PARTY SHALL REIMBURSE ALL OF THE COSTS AND EXPENSES INCURRED BY THE PARTY REQUESTING SUCH ENFORCEMENT (INCLUDING REASONABLE ATTORNEYS’ FEES).  CUSTOMER MAY NOT ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF TDN, WHICH CONSENT WILL NOT BE UNREASONABLE WITHHELD OR DELAYED.  CUSTOMER UNDERSTANDS THAT CONNECTIVITY TO THE GLOBAL INTERNET WILL BE PROVIDED BY ANOTHER CARRIER (A “GLOBAL SERVICE PROVIDER” OR “GSP”) PURSUANT TO A SEPARATE AGREEMENT, WHICH IS ATTACHED HERETO AS ADDENDUM C, AS APPLICABLE, AND A SEPARATE CHARGE FOR SUCH SERVICES WILL APPEAR ON CUSTOMER INVOICES WITH RESPECT TO SERVICES PROVIDED IN-REGION (AS DEFINED IN ADDENDUM C).  IN THE EVENT THAT ANY PORTION OF THIS AGREEMENT IS HELD TO BE UNENFORCEABLE, THE UNENFORCEABLE PORTION SHALL BE CONSTRUED AS NEARLY AS POSSIBLE TO REFLECT THE ORIGINAL INTENT OF THE PARTIES AND THE REMAINDER OF THE PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.  EXCEPT WITH REGARD TO THE SLA, NEITHER PARTY’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“FORCE MAJEURE”).  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.  THIS AGREEMENT, THE EXHIBIT A, ADDENDUM A, ADDENDUM B, ADDENDUM C, AND ANY ORDER FORMS ACCEPTED HEREUNDER CONSTITUTE ONE AND THE SAME LEGALLY BINDING INSTRUMENT AND THE ENTIRE AGREEMENT BETWEEN CUSTOMER AND TDN WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EXPRESSLY SUPERSEDES ANY PRIOR WRITTEN OR ORAL AGREEMENTS OR UNDERSTANDINGS BETWEEN THE PARTIES.

TWO DOG NET, INC.                                             THE CHILDREN’S INTERNET

/S/ NASSAR HAMEDAN         3/28/03

/S/ SHOLEH HAMEDANI             3/28/03

SIGNATURE                              DATE

SIGNATURE

 DATE

CHAIRMAN OF THE BOARD

PRESIDENT

NAME AND TITLE OF AUTHORIZED

NAME AND TITLE OF AUTHORIZED

REPRESENTATIVE

REPRESENTATIVE

EXHIBIT A ADDENDUM A

TWO DOG NET DIAL UP SERVICE

SERVICE LEVEL AGREEMENT (“SLA”)

This Addendum A to the Agreement sets forth the description of the Service and the SLA provided pursuant to such Agreement.  Except, as otherwise set forth herein, capitalized terms shall have the definitions assigned to them in the Agreement.

1.

SERVICE OVERVIEW.  Service is provided as described in a detailed, technical description of the Service (the “Qwest Wholesale Dial Service Technical Publication”), which is subject in all respects to this Agreement between Customer and TDN, and shall be provided to Customer.  TDN reserves the right to revise the TDN Dial Up Service Technical Manual for any reason without prior notice to Customer.  These reasons include but are not limited to: conformity with standards promulgated by various governmental or regulatory agencies; utilization of advances in the state of the technical arts; new product features, or to reflect changes in the design of equipment, techniques, or procedures described in the Qwest Wholesale Dial Service Technical Publication.  The service description set forth below provides a general overview of the Service.

1.1

CUSTOMER ACKNOWLEDGMENT.  Customer acknowledges the Customer receipt and Customer understanding of the Qwest Wholesale Dial Service Technical Publication, including the Service description, Customer requirements, performance specifications, session establishment scenarios, RADIUS attributes supported and terms defined in the glossary.

1.2

FEATURES. As defined in the Qwest Wholesale Dial Service Technical Publication, the Service consists of TDN Dial Access Network infrastructure (NAS ports and modems (excluding end user-provided modems)), modem call termination, ISDN call termination, phone book directory and updates, RADIUS protocol and attribute support, user IP address allocation, DNS service, IP network transit for Internet access, optional Customer reporting tools, network management and 24-hour customer service and service level goals.

1.3

EXCLUSIONS.  Services that are NOT provided under this Agreement include, but are not limited to:

- Any kind of support for Customer equipment or software such as consultation, recommendations, design, implementation, configuration, troubleshooting, repair.

- Any kind of support for dial-in users such as user-facing issues, equipment, software, consultation, recommendations, design, implementation, configuration, troubleshooting, repair.

- Any network level access restrictions, including any filtering systems that are capable of limiting Customer’s or Users’ use of the Service

- Any warranty or guarantees with regard to modem connect speeds that dial-in users experience when using the service.

- Any warranty or guaranty to connect both channels of an ISDN dual channel multi-link PPP user call.

- Any guarantees of meeting future deployment targets in local calling areas (“LCAs”) that are not currently deployed.

- Any Customer or User usage control.  Customer understands that monthly usage management is solely Customer’s responsibility.

1.4

MISCELLANEOUS.

- None at this time

2.

KEY CUSTOMER REQUIREMENTS.  See the Qwest Wholesale Dial Service Technical Publication for a complete list of requirements and for a more detailed explanation. The key requirements are summarized here:

2.1

CUSTOMER USER, USAGE AND USER DIALER REQUIREMENTS.

- All user dialers must be configured in suffix realm form of ‘username@realm’.

- TDN may change an access number upon written notice to Customer.  Customer agrees to migrate all users from the old access number to the new access number as soon as is commercially practicable, but in no event more than thirty (30) calendar days after TDN provides the new access number to Customer.

- Customer must assume responsibility to control the usage associated with its own Users or downstream customers.

2.2

CUSTOMER REALM REQUIREMENTS.

- All Customer realms must be registered with www.internic.net before placing an order.

- For any realms that are not owned by Customer, Customer must provide TDN with written authorization from the realm owner before TDN will make any changes or additions to such realm.

- For new customer realm orders where the ordered realm is pre-existing on the TDN Dial Up internet Access network, the following must occur; for TDN to re-point the realm to a new customer RADIUS, a realm disconnect order from the existing customer of record must be received.  TDN will not become an intermediary in setting realm disputes, and will only disconnect a realm with receipt of a proper disconnect order from the TDN customer of record for which the realm was originally provisioned.

- Customer may not transfer a realm to another party unless all payments owed to TDN by Customer hereunder are made and TDN agrees to such transfer.

- Customer must, for the life of the realm, provide TDN with a unique test account username and password for pre-production realm test validation and production troubleshooting by the TDN Network Management Center.

2.3

CUSTOMER RADIUS SERVER REQUIREMENTS.

- Customer must have a direct, dedicated connection from its RADIUS server network to the TDN IP network.

- TDN maintains a CHAP-first network.  Customer’s RADIUS must support CHAP, or alternatively, on an exception basis, Customer must provide a user dialer capable of forcing PAP in a CHAP-first environment.

- Customer understands that TDN sends RADIUS requests in a round-robin manner to a maximum of one target group of Customer RADIUS authentication servers and optionally a maximum of one target group of Customer RADIUS accounting servers.

- Each Customer RADIUS server must authenticate all realms provisioned for that Customer.

- The target group of Customer RADIUS authentication servers is limited to three authentication servers per Customer.

- The target group of optional Customer RADIUS accounting servers is limited to three accounting servers per Customer.

- The Customer RADIUS server must support all RADIUS attribute requirements defined in “RADIUS Attribute Requirements” section of the Qwest Wholesale Dial Service Technical Publication.

- Customer agrees to work with TDN to implement adequate network level controls to ensure compliance with the TDN AUP.

- Customer RADIUS server must implement a Mail Relay SMTP (Port 25) Filter to prevent distribution of abusive e-mail (Spam) as specified in “RADIUS Mail Relay SMTP Filter Requirement” section of the Qwest Wholesale Dial Service Technical Publication.

- Customer agrees to migrate from RADIUS Attribute 242 to Attribute eleven (11) within ninety (90) days of being notified of its availability on the TDN Dial Access Network.  TDN agrees in good faith to work with Customer to ensure successful migration.

- Customer agrees to implement Port 80 filtering within thirty (30) days of being notified by TDN.

3.

SERVICE LEVEL GOALS.  The Service is subject to the following SLA which is effective as of the first day of the second month after initial installation of Services.  A detailed description of the applicable components, measurements, and calculations are explained in the Qwest Wholesale Dial Service Technical Publication.  The provisions of this SLA state Customer’s sole and exclusive remedy for service interruptions or service deficiencies of any kind whatsoever.

3.1

NETWORK CONNECTION SUCCESS RATE (CSR) GOAL.  TDN’s goal is to maintain a network dial-up PPP connection success rate of 95%

- If the average CSR over any particular month falls below the CSR Goal set forth above, then, upon Customer’s written request to the TDN Technical Manager for Network services made within five business days of the last day of the relevant month, Customer shall be entitled to a service credit as follows: for each full percentage point (i.e., 1%) by which the actual average CSR over a given month falls below the CSR goal, Customer shall be entitled to a service credit of 0.25% of its total monthly charges for the affected Service for that month.

3.2

NETWORK LATENCY GOAL.  TDN’s goal is to maintain an average busy-hour network delay of 100 milliseconds.  If the average network latency over any particular month exceeds the Latency Goal, then upon Customer’s written request to the TDN Technical Manager for Networks services made within five business days of the last day of the month in which the latency Goal was exceeded, Customer shall be entitled to a service credit as follows: for each full 10 millisecond increment by which the actual average network latency exceeds the Latency Goal, Customer shall be entitled to a service credit of 0.25% of its total monthly charges for the affected Service for that month.

3.3

NETWORK PACKET LOSS GOAL.  TDN’s goal is to maintain an average busy-hour packet loss of 2% or less.  If the average network packet loss over any particular month exceeds the Packet Loss Goal set forth above, then, upon Customer’s written request to the TDN Technical Manager for Network services made within five business days of the last day of the relevant month, Customer shall be entitled to a service credit as follows:  for each full percentage point (i.e., 1%) by which the actual average network packet loss over a given month exceeds the Network Packet Loss Goal, Customer shall be entitled to a service credit of 0.25% of its total monthly charges for the affected Service for that month.

3.4

ELIGIBILITY REQUIREMENTS.  To activate the TDN Dial Up SLAs, Customer must ensure that Customer’s RADIUS server network has a direct dedicated connection to the TDN IP network, as applicable by either one of the following two methods that effect such a connection:

- Customer purchases a Dedicated Internet Access (“DIA”) service under a separate agreement with   a TDN authorized business partner, or

- Customer purchases TDN Dedicated Hosting service under a separate agreement for placement of its RADIUS servers.

If Customer does not utilize one of the above Customer connections to the TDN IP network, all TDN Dial Up SLAs are void.

3.5

SERVICE CREDIT EXCEPTIONS.  Service credits will not be available in cases where a SLA goal is not met as a result of (i) the acts or omissions of Customer, its employees, contractors or agents or Customer’s Users; (ii) the failure or malfunction of equipment, applications or systems not owned or controlled by TDN or its partners, (iii) circumstances or causes beyond the control of TDN or its partners, including Customer planning and or forecasting issues that adversely impact the Service and instances of Force Majeure, or  (iv) scheduled service maintenance, alteration, or implementation or (v) Service impacting changes or modifications of the PSTN and/or LEC networks.

4.

FORECASTS.  As soon as reasonable practicable after the Effective Date of the Agreement and every three (3) months following the Effective Date, Customer shall provide forecasts for each applicable LCA that set forth its expected usage during the next consecutive three (3) month period.  Such forecasts shall be provided to TDN not less than thirty (30) days prior to the commencement of the relevant three month period and shall set forth Customer’s expected usage in hours or users or ports per month, per LCA for each of the three months.  Such forecasts are provided to TDN for planning purposes only and do not create any obligation upon TDN.  The rights and remedies available to Customer under this SLA shall not apply to the extent that either i) Customer does not provide forecasts as outlined above, or ii) Customer’s actual usage in any particular LCA deviates from its forecasted usage for that LCA by at least twenty percent (20%) of such forecast.  Customer will use commercially reasonable efforts to promptly notify TDN of any estimated substantial increases or decreases in monthly usage in any LCAs for network planning purposes.

5.

MAINTENANCE.  Maintenance performed by TDN shall be classified as one of the following two (2) types:

a. Normal Maintenance.  Normal Maintenance shall refer to: (i) upgrades of hardware or software: or (ii) upgrades to increase capacity.  Normal Maintenance may degrade the quality of the Services provided which may include an outage of the Services; provided, however, that an outage related to Normal Maintenance shall not be deemed to be network downtime.  Normal Maintenance on the TDN Dial Access Network shall be undertaken on Tuesday through Thursday morning between the hours of 3:00 AM and 7:00 AM Local Time.  Normal Maintenance on the TDN IP network backbone is performed on Wednesdays and Sundays between the hours of 12:00AM and 6:00 AM Local Time.  For purposes of this SLA “Local Time” shall refer to the local time in the time zone in which an affected service is located; provided, however, that if affected services are located in multiple time zones, Local Time shall refer to Eastern Time.  TDN shall provide two (2) days prior notice of Normal Maintenance.

b. Urgent Maintenance.  Urgent Maintenance shall refer to efforts to correct the TDN Dial Access Network, the TDN IP Network conditions which are likely to cause a material Service outage and which require immediate correction.  Urgent Maintenance, while being conducted, may degrade the quality of Services provided which may include an outage of the Services.  An outage related to Urgent Maintenance shall be deemed an outage for purposes of calculating CSR.  TDN may undertake Urgent Maintenance at any time deemed necessary.  TDN shall provide notice of Urgent Maintenance to Customer as soon as is commercially practicable under the circumstances

6.

MAXIMUM CREDITS AND TERMINATION.  In the event that Customer is entitled to multiple credits under this SLA arising from the same event, such credits shall not be cumulative and Customer shall be entitled to receive only the maximum single credit available for such event.  Under no circumstance will Customer be entitled to credits in any one month in excess of ten percent (10%0 of Customer’s total monthly charges for the affected Service.  A credit shall be applied only to the month in which the event giving rise to the credit occurred.

Notwithstanding the foregoing, if, in any single month, either:

- Customer would be able to receive credits totaling (50%) or more of Customer’s total monthly charges for the affected Service (but for the foregoing limitation) resulting from three (3) or more events during such month; or

- Any number of events entitling Customer to credits under the Network Connection Success Rate Goal above would entitle Customer to total credits of at least twenty (20%) percent of its total monthly charges for the affected Service; then, within five (5) business days following the end of such month Customer may terminate this agreement without penalty by written notice to TDN Technical Manager of Services with a courtesy copy to the attention of the General Counsel.  Such termination will be effective forty-five (45) days after receipt of written notice by TDN.

EXHIBIT A ADDENDUM C

TWO DOG NET DIAL UP SERVICE

PER USER PRICING

1.

Term:  The Term of this Addendum C shall commence on the effective Date of the Agreement and shall conclude at the completion date calculated based on the number of years selected.  The effective date will be established at the time that all contracts and testing are completed.  If the Open Term is selected then the contract will run until either the customer or TDN give sixty (60) days notice to the other.  If one of the other periods is selected then the contract runs to the end of the term and then keeps the same period Price in place and runs on a month to month basis with the same sixty (60) day notice required.  If at any time the customer wants to move up in years the customer will give written notice and the effective date of the new period Price will take effect with a new effective Date and completion Date.

[   ]

Open (No Commitment of a time period)

[   ]

One Year (12 Months)

[   ]

Two Years (24 Months)

[X]

Three Years (36 Months)

Price Table

Number of Users	Price per User
Open	$3.79

2.

Period Price Change Based on Number of Users – At the end of a month, customer will provide TDN with a count of the number of users for the current month.  If the number of users increases to a new level on the price table then the customer is given notice that they are now in the 30 day Price Change Window (“PCW”).  If the customer keeps the user level above that new target, then they are given the new price starting in the next month after the PCW is started.  If the number of users drop below a price level then the price for the current month during that drop will go into effect with that current months billing, and the price change cycle starts over.

3.

Audit Right -- TDN shall have the right, at any time, to audit customer's records in support of the monthly number of customer's reported.  In the event such audit indicates a result that differs from the customer's reported count by more than 5%, or in the event customer restricts TDN's access to the records for any reason, then TDN shall have the right to cancel the services with 10 days written notice.

4.

Realms Price.  Each realm that is in addition to the first realm (no charge for initial realm) that is used by a customer and is submitted on a CIF and setup by TDN will be done at a price of $250.00 per month.

5.

Recurring Monthly Charge -- The total number of active users for the month multiplied by the Price per User noted above shall be the "recurring monthly charge."

EXHIBIT 10.6

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”), dated as of October 11, 2002, is by and between each of the Shareholders listed on Exhibit A hereto (collectively, the “Shareholders” and individually, a “Shareholder”) and each of the Purchasers listed on Exhibit B hereto (collectively, the “Purchasers” and individually, a “Purchaser”).  The Shareholders and Purchasers are sometimes hereinafter collectively referred to as the “Parties.”

WITNESSETH

WHEREAS, each of the Shareholders owns that certain number of shares of common stock of DWC Installations, Inc., a Nevada corporation (the “Company”), listed next to his or its names on Exhibit A attached hereto and made a part hereof by this reference (the “Shares”).

WHEREAS, each of the Shareholders acting individually and not in concert has offered his, her or its Shares for sale to the several Purchasers.

WHEREAS, each of the Shareholders desires to sell Shares for his, her or its own account  and each of the Purchasers desires to purchase Shares for his or its own account, upon the terms and conditions set forth herein.

WHEREAS, each of the Shareholders warrants that his, her or its Shares are freely tradable in the open market without restriction.

WHEREAS, each of the Shareholders is not an officer, director or otherwise affiliated with the Company.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

AGREEMENT

ARTICLE 1

SALE AND PURCHASE OF THE SHARES

1.1

Sale of the Shares.  Upon execution of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, each of the Shareholders shall sell his, her or its Shares and each of the Purchasers shall purchase the Shares set forth next to his, her or its name.

1.2

Escrow.  Upon execution of this Agreement, the Shareholders shall deposit all certificates representing the Shares with stock powers executed and with Medallion Signature Guarantees with Oswald & Yap (“Escrow Agent”), or if appropriate shall otherwise transfer and convey Shares into accounts designated and controlled by Escrow Agent, pursuant to that certain Escrow Agreement among the Parties and the Escrow Agent of even date herewith.  Escrow Agent shall be responsible for delivering such Shares to the Purchasers.

1.3

Release of and Payment for the Shares.

a.     Each of the Shareholders will place his, her or its Shares into an account or accounts controlled by Escrow Agent as described below or will deliver certificates along with Medallion Signature Guarantees as referenced above, or other methods of signature guarantee acceptable to transfer agent.   In the aggregate, such Shares amount to 1,120,500 Shares (the “Escrowed Shares”).  The Escrowed Shares may be released by Escrow Agent to the Purchasers immediately upon execution of this Agreement.

b.

Purchasers shall have 90 days from the date that the Company’s shares of common stock become quoted on the over-the-counter bulletin board system (the “Payment Date”) to deposit into Escrow the total sum of $150,000.  Upon receipt of $150,000 into Escrow, Escrow Agent shall release and deliver funds to the respective Shareholders or their designees as they so instruct Escrow Agent.

c.

In the event that Purchasers do not deposit the total sum of $150,000 into Escrow by the Payment Date, Purchasers shall return the Shares back to Escrow on a pro rata basis and Escrow Agent shall return the Shares to the respective Shareholders.

ARTICLE 2

REPRESENTATIONS AND COVENANTS OF SHAREHOLDER AND PURCHASERS

2.1

Each of the Shareholders for himself, herself or itself alone hereby represents and warrants that:

a.

The Shares owned by such Shareholder have been duly authorized by the appropriate corporate action of the Company and are validly outstanding and issued for lawful and proper consideration.

b.

The Shares which he, she or it is selling and transferring are free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

c.

He, she or it shall promptly deliver to Escrow Agent a certificate or certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, with stock power(s) attached, duly executed with a Medallion Signature Guarantee sufficient to permit transfer of the Shares represented by the certificate(s) to Purchasers.

d.

He, she or it is not now an officer, director or other affiliate of the Company, as that term is defined within the meaning of the federal securities laws.

e.

He, she or it has no equitable or beneficial interest in the ownership of or proceeds from sales of the Shares owned by other Shareholders.

f.

There are no “stop transfer” or similar instructions on file with the Company’s transfer agent concerning the Shares of such Shareholder and, as to such Shareholder, his or its Shares may be freely traded in the over-the-counter markets.

g.

He, she or it is acting alone for his, her or its own benefit in connection with the sale of his, her or its Shares under this Agreement.

ARTICLE 3

MISCELLANEOUS

3.1

Entire Agreement.  This Agreement along with the Escrow Agreement referenced herein sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

3.2

Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

To Shareholders:

At the address set forth below each name on Exhibit A hereto

To Purchasers:

At the address set forth below each name on Exhibit B hereto

With Copy To:

OSWALD & YAP

16148 Sand Canyon Avenue

Irvine, CA  92618

Fax:  (949) 778-8980

Attn:  Lynne Bolduc, Esq.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given five (5) days after deposit thereof in the United States mail.

3.3

Waiver and Amendment.  Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof.  The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party's right at a later time to enforce the same.  No waiver by any Party  of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

3.4

Choice of Law.  This Agreement and the rights of each Seller and of each Purchaser hereunder shall be governed by and construed in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.5

Jurisdiction.  Each of the Sellers and each of the Purchasers submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled within the County of Orange, State of California for the resolution of all legal disputes arising under the terms of this Agreement.

3.6

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

3.7

Attorneys' Fees.  Except as otherwise provided herein, if a dispute should arise between the Parties hereto, including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

3.8

Taxes.  Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the Party required to make such payment.  Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the Party required to withhold such tax shall furnish to the Party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

“SHAREHOLDERS”:

Hagit Bernstein, an Individual /s/ Hagit Bernstein	Raphi Shram, an Individual /s/ Raphi Shram
Naomi Shram, an Individual /s/ Naomi Shram	Frederick Manlunas, an Individual /s/ Frederick Manlunas
Anna Marie Manlunas, an Individual /s/ Anna Marie Manlunas	Eyal Shrem, an Individual /s/ Eyal Shrem
Maya Rubin, an Individual /s/ Maya Rubin	Eileen Lee, an Individual /s/ Eileen Lee
Robert Lee, an Individual /s/ Robert Lee	Sherwin Escanuela, an Individual /s/ Sherwin Escanuela
Samuel Utomo, an Individual /s/ Samuel Utomo	Asuncion Utomo, an Individual /s/ Asuncion Utomo
Rachel Littaua, an Individual /s/ Rachel Littaua	Emmanuel Corpus, an Individual /s/ Emmanuel Corpus
Paul Hain, an Individual /s/ Paul Hain	Rose Zulueta, an Individual /s/ Rose Zulueta
Raul Zulueta, an Individual /s/ Raul Zulueta	Lauro Reyes, an Individual /s/ Lauro Reyes
Elizabeth Reyes, an Individual /s/ Elizabeth Reyes	Philip Pangilinan, an Individual /s/ Philip Pangilinan
Severino Oliva, an Individual /s/ Severino Oliva	Ira Rimer, an Individual /s/ Ira Rimer
William Nance, an Individual /s/ William Nance	Amnon Even, an Individual /s/ Amnon Even
Ronald Brown, an Individual /s/ Ronald Brown

“PURCHASERS”:

Farzin Cigarchi, an Individual /s/ Farzin Cigarchi
Larry Wheeler, an Individual /s/ Larry Wheeler
Nasser Hamedani, an Individual /s/ Nasser Hamedani
Reza Mizban, an Individual /s/ Reza Mizban
Ronald Jones, an Individual /s/ Ronald Jones
Soraiya Hamedani, an Individual /s/ Soraiya Hamedani

EXHIBIT A

“SHAREHOLDERS”

Shareholder Name and Address

Number of Shares Subject to this Agreement

Hagit Bernstein, an Individual

199,980

11270 Exposition Boulevard

Suite 64151

Los Angeles, CA 90064

Raphi Shram, an Individual

199,980

2364 Brookshire Lane

Los Angeles, CA 90077

Naomi Shram, an Individual

194,980

2364 Brookshire Lane

Los Angeles, CA 90077

Frederick Manlunas, an Individual

54,980

448 Nolan Avenue

Glendale, CA 91202

Anna Marie Manlunas, an Individual

54,980

448 Nolan Avenue

Glendale, CA 91202

Eyal Shrem, an Individual

54,980

11270 Exposition Boulevard

Suite 64151

Los Angeles, CA 90064

Maya Rubin, an Individual

54,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Eileen Lee, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Robert Lee, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Sherwin Escanuela, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Samuel Utomo, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Asuncion Utomo, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Rachel Littaua, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Emmanuel Corpus, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Paul Hain , an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Rose Zulueta, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Raul Zulueta, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Lauro Reyes, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Elizabeth Reyes, an Individual

24,980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Philip Pangilinan, an Individual

  980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Severino Oliva, an Individual

  980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Ira Rimer, an Individual

  980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

William Nance, an Individual

  980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

William Nance, an Individual

  980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

Ronald Brown, an Individual

  980

15303 Ventura Boulevard

Suite 1510

Sherman Oaks, CA 91403

TOTAL SHARES TO BE SOLD

     1,120,500 Shares

EXHIBIT B

“PURCHASERS”

Purchaser Name and Address

Number of Shares Purchased

Farzin Cigarchi, an Individual

200,000

2932 Promontory Circle

San Ramon, CA  94583

Larry Wheeler, an Individual

200,100

2667 East Waterford Avenue

Fresno, CA  93720-4629

Facsimile:  (559) 322-5421

Nasser Hamedani, an Individual

219,201

4645 Kingswood Drive

Danville, CA  94506

Facsimile:  (925) 406-2366

Reza Mizban, an Individual

210,000

28161 La Gallina

Laguna Niguel, CA  92677

Ronald Jones, an Individual

205,000

11304 Valley Springs Drive

Oakdale, CA  95361

Soraiya Hamedani, an Individual

86,199

225 Mt. Shasta Drive

San Rafael, CA  94903

TOTAL SHARES TO BE PURCHASED

       1,120,500 shares

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

The Children's Internet, Inc.

We consent to the use of our Independent Auditors’ Report dated March 11, 2003 covering the financial statements of The Children's Internet, Inc. (A Development Stage Company) for the years ended December 31, 2002 and 2001 and for the period from September 25, 1996 (inception) to December 31, 2002, to be included in a Form SB-2 registration statement to be filed with the Commission on approximately July 2, 2003.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/Stonefield Josephson, Inc.

Santa Monica, California

July 2, 2003